EXHIBIT 97

The Chemours Company

Incentive-Based Compensation Clawback Policy for Executive Officers

(Effective on October 25, 2023)

This Policy covers each current and former “Executive Officer,” within the meaning of Rule 10D-1 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 303A.14 of the New York Stock Exchange Listed Company Manual (“Section 303A.14”), of The Chemours Company (the “Company”), as specified herein, as well as those employees at pay grade level 34 and above ( each a “Covered Person”). Section 303A.14 is effective as of October 2, 2023 (the “Effective Date”).

In the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the applicable federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”), the Company shall recover reasonably promptly from a Covered Person the amount of any “Erroneously Awarded Incentive-Based Compensation”(as defined below).

The amount of Incentive-Based Compensation that must be recovered from a Covered Person under this Policy pursuant to the immediately preceding paragraph is the amount of “Recoverable Incentive-Based Compensation” (as defined below) received by a Covered Person that exceeds the amount of Recoverable Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts and must be computed without regard to any taxes paid (referred to as the “Erroneously Awarded Incentive-Based Compensation”). For Recoverable Incentive-Based Compensation based on stock price or total shareholder return, where the amount is not subject to mathematical recalculation directly from the information in a Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return, as applicable, upon which the Incentive-Based Compensation was received, and the Company must maintain documentation of that reasonable estimate and provide such documentation to the New York Stock Exchange. For the purposes of this Policy, Recoverable Incentive-Based Compensation will be deemed to be received in the fiscal period during which the financial reporting measure specified in the applicable Incentive-Based Compensation award is attained, even if the payment or grant occurs after the end of that period.

For purposes of this Policy, “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a “financial reporting measure,” which refers to measures that are determined and presented in accordance with Generally Accepted Accounting Principles which are used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures for this purpose. For avoidance of doubt, a financial reporting measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission.

For purposes of this Policy, “Recoverable Incentive-Based Compensation” means all Incentive-Based Compensation received on or after the Effective Date by a Covered Person: (i) after beginning service as an Executive Officer; (ii) who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation; (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement, including any applicable transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years, as specified in Section 303A.14. For this purpose, the Company is deemed to be required to prepare a Restatement on the earlier of: (i) the date the Board of Directors (the “Board”), a committee of the Board, or the Company’s officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. The Company’s obligation to recover Erroneously Awarded Incentive-Based Compensation is not dependent on if or when the restated financial statements are filed with the Securities and Exchange Commission.

EXHIBIT 97

The Company shall recover the Erroneously Awarded Incentive-Based Compensation from Covered Persons unless the Compensation Leadership and Development Committee (“Compensation Committee”) determines that recovery is impracticable because: (i) the direct expense to a third party to assist in enforcing this Policy would exceed the amount of Erroneously Awarded Incentive-Based Compensation, provided that the Company must make a reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation before concluding that recovery is impracticable, document such reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation and provide such documentation to the New York Stock Exchange; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the applicable requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

In no event will the Company indemnify any Covered Persons for any amounts that are recovered under this Policy. This Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or right of offset against any employees that is required pursuant to any statutory repayment requirement (regardless of whether implemented at any time prior to or following the adoption or amendment of this Policy), including Section 304 of the Sarbanes-Oxley Act of 2002. Any amounts paid to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 shall be considered in determining any amounts recovered under this Policy.

The application and enforcement of this Policy does not preclude the Company from taking any other action to enforce a Covered Person’s obligations to the Company, including termination of employment or institution of legal proceedings. Nothing in this policy restricts the Company from seeking recoupment under any other compensation recoupment policy, including the The Chemours Company Incentive Compensation Clawback Policy, or any applicable provisions in the Company’s Equity and Incentive Plan and any other plans, agreements, awards or other arrangements that contemplate the recoupment of compensation from a Covered Person. If a Covered Person fails to repay Erroneously Awarded Incentive-Based Compensation that is owed to the Company under this Policy, the Company shall take all appropriate action to recover such Erroneously Awarded Incentive-Based Compensation from the Covered Person, and the Covered Person shall be required to reimburse the Company for all expenses (including legal expenses) incurred by the Company in recovering such Erroneously Awarded Incentive-Based Compensation.

The terms of this Policy shall be binding and enforceable against all Covered Persons subject to this Policy and their beneficiaries, heirs, executors, administrators or other legal representatives. If any provision of this Policy or the application of such provision to any Covered Person shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render such provision (or the application of such provision) valid, legal or enforceable.

Each Covered Person shall sign and return to the Company, within 30 calendar days following the later of (i) the date that this Policy is effective, as set forth above; or (ii) the date the individual becomes a Covered Person, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Person agrees to be bound by, and to comply with, the terms and conditions of the Policy.

This Policy shall be administered and enforced by the Compensation Committee and its decision as to all questions of interpretation and application of the Policy and the Company’s Equity and Incentive Plan shall be final, binding and conclusive on all persons.

This Policy is intended to comply with, shall be interpreted to comply with, and shall be deemed automatically amended to comply with, Rule 10D-1 under the Exchange Act and Section 303A.14, as such provisions may be amended from time to time, and any related rules, regulations or listing standards promulgated by the Securities and Exchange Commission or the New York Stock Exchange, including any additional or new requirements that become effective after the last date that this Policy was amended. Any such amendment shall be effective at such time as is necessary to comply with the applicable listing standards of the New York Stock Exchange.

This Policy may be amended at any time by the Compensation Committee, provided, however, that the Senior Vice President, People is hereby authorized to make any and all amendments required under applicable laws, rules or regulations.

EXHIBIT 97

EXHIBIT A

THE CHEMOURS COMPANY

INCENTIVE-BASED COMPENSATION CLAWBACK POLICY FOR EXECUTIVE OFFICERS

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the The Chemours Company Incentive-Based Compensation Clawback Policy for Executive Officers (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with The Chemours Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Incentive-Based Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

COVERED PERSON
Signature
Print Name
Date